Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR SECOND QUARTER 2021

•Second quarter 2021 revenue of $3.4 billion (up 30.8% year-over-year)
•Diluted EPS1 of $1.01 (up 159.0%); adjusted diluted EPS1 of $1.13 (up 113.2%)
•Second quarter 2021 Segment EBITDA margin of 20.8% for North America; 14.9% for Specialty; and 10.7% for Europe
•Second quarter operating cash flow of $411 million; free cash flow of $365 million
•Net leverage decreased to 1.2x EBITDA
•Repurchased 6.2 million shares for $304 million in the quarter
•Stock repurchase program expanded by a further $1 billion, raising aggregate authorization to $2 billion
•2021 outlook raised

Chicago, IL (July 29, 2021) -- LKQ Corporation (Nasdaq:LKQ) today reported second quarter 2021 results that reflect strength for the Company in a number of key metrics including total revenue, segment margins and free cash flow. In other second quarter developments, MSCI increased the Company's ESG rating from A to AA, and Fitch Ratings, Inc. assigned LKQ an initial rating of ‘BBB-’ (outlook stable).
"We were able to produce yet another record performance in the second quarter. This performance marks two key milestones as the first quarterly period with EPS of over $1 and the highest quarterly Segment EBITDA in the Company’s history. The North America and Specialty segments achieved record Segment EBITDA margins in the quarter, and Europe delivered a double-digit margin for the first time since the second quarter of 2016. The European performance further validates the margin targets provided at the start of the 1 LKQ Europe program and gives us confidence that we are on track with the overall goals of the program,” noted Dominick Zarcone, President and Chief Executive Officer.
Second Quarter 2021 Financial Results
Revenue for the second quarter of 2021 was $3.4 billion, an increase of 30.8% as compared to $2.6 billion in the second quarter of 2020, reflecting the annualization of the pandemic impact during the second quarter of 2020. For the second quarter of 2021, parts and services organic revenue increased 21.9%, while the net impact of acquisitions and divestitures decreased revenue 0.3% and foreign exchange rates increased revenue 5.4%, for a total parts and services revenue increase of 27.0%. Other revenue grew 108.5% in the second quarter of 2021, driven by higher scrap steel and precious metals prices.
Net income1 for the second quarter of 2021 was $305 million as compared to $119 million for the same period in 2020, an increase of 157.0%. Diluted earnings per share1 for the second quarter was $1.01 as compared to $0.39 for the same period of 2020, an increase of 159.0%.

1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.

On an adjusted basis, net income1 in the second quarter was $340 million compared to $161 million in the same period of 2020, a 110.7% increase. Adjusted diluted earnings per share1 for the second quarter was $1.13 as compared to $0.53 for the same period of 2020, a 113.2% increase.
Cash Flow and Balance Sheet
Cash flow from operations totaled $411 million during the second quarter of 2021, and free cash flow in the quarter was $365 million. Cash flow from operations for the six months ended June 30, 2021 was $933 million, and free cash flow for the six months ended June 30, 2021 was $845 million. Net repayments on borrowings totaled $264 million during the quarter and, as of June 30, 2021, net debt was $2.1 billion. Net leverage, as defined in our credit facility, decreased to 1.2x EBITDA.
On April 1, 2021, the €750 million 3.625% Senior Notes due 2026 were redeemed. The redemption was financed by lower cost revolver borrowings and cash on hand.
Stock Repurchase Program
In the second quarter of 2021, we repurchased a quarterly record of 6.2 million shares of common stock. Since initiating the stock repurchase plan in October 2018, 25.0 million shares have been repurchased for a total consideration of $830 million through June 30, 2021.
On July 28, 2021, the Board of Directors authorized a $1 billion increase to the existing share repurchase program and extended the duration through October 25, 2024. Under the repurchase program, we are authorized to repurchase shares in the open market as well as in privately negotiated transactions. The timing and the amount of any repurchases of common stock will be determined by LKQ management based on its evaluation of market conditions and other factors. The repurchase program will be effected in compliance with SEC Rule 10b-18 and other applicable legal requirements. The repurchase program does not obligate us to acquire any specific number of shares and may be suspended or discontinued at any time. Stock purchased as part of this program will be held as treasury stock.

2021 Outlook
Varun Laroyia, Executive Vice President and Chief Financial Officer commented, “Based on the strong performance in the second quarter and the expected sustainability of the operational excellence initiatives, we are raising the full year outlook for profitability and free cash flow. While inflationary pressures will continue to be a headwind in the second half of the year, we are cautiously optimistic that we have the ability to mitigate these pressures.”
For 2021, management is anticipating the following revised outlook:
•Diluted EPS attributable to LKQ stockholders in the range of $3.23 to $3.43 (a)
•Adjusted diluted EPS attributable to LKQ stockholders in the range of $3.55 to $3.75 (a)(b)
•Free cash flow in the range of $0.95 billion to $1.05 billion (b)
•Full year 2021 Segment EBITDA margin targets for Europe provided at the September 10, 2020 investor day updated to a range of 9.5% to 10.3%
1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.

(a) Amounts reflect continuing operations
(b) Non-GAAP measure. See the table accompanying this release that reconciles the forecasted U.S. GAAP measure to the forecasted adjusted measure, which is non-GAAP.
Our outlook for the full year 2021 is based on current conditions and recent trends, and it assumes current U.S. federal tax legislation remains unchanged, exchange rates for the Canadian dollar, euro, and pound sterling hold near recent levels, and the price of scrap and precious metals trend lower in the second half of the year. Our outlook is also based on management’s current expectations regarding the recovery from the coronavirus outbreak. Changes in these conditions may impact our ability to achieve the estimates. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
Non-GAAP Financial Measures
This release contains and management’s presentation on the related conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on July 29, 2021 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 5091036#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 5091036#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 12, 2021. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements
Statements and information in this press release and on the related conference call, including our outlook for 2021, as well as remarks by the Chief Executive Officer and other members of management, that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.
All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):
•effects on our business from the disruption to economic activity caused by the COVID-19 pandemic, including a substantial decrease in the demand for our products and services, interruptions to supply chains, and the inability of customers to pay for products and services;
•employment-related issues arising from the COVID-19 pandemic, including employment law claims resulting from the layoffs and furloughs of employees to reduce costs during the period of decreased demand, increased healthcare costs, workforce shortages, and health and safety issues at the workplace;
•changes in economic, political and social conditions in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;
•increasing competition in the automotive parts industry, including parts sold on online marketplaces and the potential competitive advantage to original equipment manufacturers ("OEMs") with "connected car" technology, as well as the various efforts by OEMs to restrict or prohibit the sale of aftermarket or recycled parts;
•changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products as well as changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;

•restrictions or prohibitions on selling or importing aftermarket products through enforcement by OEMs or governmental agencies of intellectual property rights or import laws;
•variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents, the increase of accident avoidance systems being installed in vehicles, the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales, or changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
•fluctuations in the prices of fuel, scrap metal and other commodities;
•changes in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability; as well as price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;
•if our goodwill or other intangible assets become impaired, or there are declines in the values of our assets, including as a result of the effects of the COVID-19 pandemic on our business, we may incur significant charges to our pre-tax income;
•product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters and costs associated with recalls of the products we sell;
•our ability to identify acquisition candidates at reasonable prices and our ability to successfully divest underperforming businesses and our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;
•our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements, including the possibility of not satisfying one or more of the financial covenants in our credit facility or the terms of the indentures governing our senior notes;
•our senior notes are subject to risks that could affect the value of the notes, require holders of the notes to return payments received from us or the guarantors, or affect our ability to repurchase the notes upon a change of control or pursuant to an asset sale offer;
•our ability to obtain financing on acceptable terms to finance our growth;
•changes in laws or regulations affecting our business;
•our operations are subject to environmental regulations and we may incur costs relating to environmental matters;
•our bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders;
•changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate;
•the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;
•governmental agencies may refuse to grant or renew our operating licenses and permits for our salvage, self service and refurbishing businesses;
•loss of key management personnel may affect our ability to successfully manage our business and achieve our objectives;

•the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities and currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;
•additional unionization efforts, new collective bargaining agreements, and work stoppages;
•our ability to develop and implement the operational and financial systems needed to manage our operations; and interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;
•costs of complying with laws relating to the security of personal information;
•business interruptions affecting our distribution centers, computer systems and the availability of inventory;
•problems with our fleet of trucks and other vehicles could affect our business;
•potential losses of our right to operate at key locations if we are not able to negotiate lease renewals or due to environmental issues; and
•disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended June 30,
	2021		2020
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,435,114	100.0%	$2,626,323	100.0%	$808,791	30.8%
Cost of goods sold	2,019,405	58.8%	1,609,614	61.3%	409,791	25.5%
Restructuring expenses - cost of goods sold	—	0.0%	5,705	0.2%	(5,705)	n/m
Gross margin	1,415,709	41.2%	1,011,004	38.5%	404,705	40.0%
Selling, general and administrative expenses	901,667	26.2%	737,369	28.1%	164,298	22.3%
Restructuring and acquisition related expenses	5,069	0.1%	24,950	0.9%	(19,881)	(79.7%)
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(597)	(0.0%)	2,485	0.1%	(3,082)	n/m
Depreciation and amortization	64,896	1.9%	65,747	2.5%	(851)	(1.3%)
Operating income	444,674	12.9%	180,453	6.9%	264,221	146.4%
Other expense (income):
Interest expense, net of interest income	16,172	0.5%	25,616	1.0%	(9,444)	(36.9%)
Loss on debt extinguishment	23,564	0.7%	—	0.0%	23,564	n/m
Other income, net	(4,311)	(0.1%)	(8,174)	(0.3%)	3,863	(47.3%)
Total other expense, net	35,425	1.0%	17,442	0.7%	17,983	n/m
Income from continuing operations before provision for income taxes	409,249	11.9%	163,011	6.2%	246,238	151.1%
Provision for income taxes	107,719	3.1%	41,869	1.6%	65,850	157.3%
Equity in earnings (losses) of unconsolidated subsidiaries	3,478	0.1%	(2,649)	(0.1%)	6,127	n/m
Income from continuing operations	305,008	8.9%	118,493	4.5%	186,515	157.4%
Net income from discontinued operations	—	0.0%	277	0.0%	(277)	n/m
Net income	305,008	8.9%	118,770	4.5%	186,238	156.8%
Less: net income (loss) attributable to continuing noncontrolling interest	384	0.0%	(22)	(0.0%)	406	n/m
Less: net income attributable to discontinued noncontrolling interest	—	0.0%	—	0.0%	—	n/m
Net income attributable to LKQ stockholders	$304,624	8.9%	$118,792	4.5%	$185,832	156.4%

Basic earnings per share: (2)
Income from continuing operations	$1.01		$0.39		$0.62	159.0%
Net income from discontinued operations	—		0.00		(0.00)	n/m
Net income	1.01		0.39		0.62	159.0%
Less: net income (loss) attributable to continuing noncontrolling interest	0.00		(0.00)		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$1.01		$0.39		$0.62	159.0%

Diluted earnings per share: (2)
Income from continuing operations	$1.01		$0.39		$0.62	159.0%
Net income from discontinued operations	—		0.00		(0.00)	n/m
Net income	1.01		0.39		0.62	159.0%
Less: net income (loss) attributable to continuing noncontrolling interest	0.00		(0.00)		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$1.01		$0.39		$0.62	159.0%

Weighted average common shares outstanding:
Basic	300,581		304,001		(3,420)	(1.1%)
Diluted	301,467		304,190		(2,723)	(0.9%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Six Months Ended June 30,
	2021		2020
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$6,605,900	100.0%	$5,627,258	100.0%	$978,642	17.4%
Cost of goods sold	3,896,640	59.0%	3,396,637	60.4%	500,003	14.7%
Restructuring expenses - cost of goods sold	(163)	(0.0%)	5,741	0.1%	(5,904)	n/m
Gross margin	2,709,423	41.0%	2,224,880	39.5%	484,543	21.8%
Selling, general and administrative expenses	1,750,232	26.5%	1,637,180	29.1%	113,052	6.9%
Restructuring and acquisition related expenses	12,954	0.2%	31,920	0.6%	(18,966)	(59.4%)
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(582)	(0.0%)	2,236	0.0%	(2,818)	n/m
Depreciation and amortization	130,697	2.0%	131,242	2.3%	(545)	(0.4%)
Operating income	816,122	12.4%	422,302	7.5%	393,820	93.3%
Other expense (income):
Interest expense, net of interest income	40,351	0.6%	51,547	0.9%	(11,196)	(21.7%)
Loss on debt extinguishment	23,564	0.4%	12,751	0.2%	10,813	84.8%
Other income, net	(10,524)	(0.2%)	(11,796)	(0.2%)	1,272	(10.8%)
Total other expense, net	53,391	0.8%	52,502	0.9%	889	1.7%
Income from continuing operations before provision for income taxes	762,731	11.5%	369,800	6.6%	392,931	106.3%
Provision for income taxes	200,688	3.0%	102,280	1.8%	98,408	96.2%
Equity in earnings (losses) of unconsolidated subsidiaries	9,297	0.1%	(2,133)	(0.0%)	11,430	n/m
Income from continuing operations	571,340	8.6%	265,387	4.7%	305,953	115.3%
Net loss from discontinued operations	—	0.0%	(638)	(0.0%)	638	n/m
Net income	571,340	8.6%	264,749	4.7%	306,591	115.8%
Less: net income attributable to continuing noncontrolling interest	803	0.0%	718	0.0%	85	11.8%
Less: net income attributable to discontinued noncontrolling interest	—	0.0%	103	0.0%	(103)	n/m
Net income attributable to LKQ stockholders	$570,537	8.6%	$263,928	4.7%	$306,609	116.2%

Basic earnings per share: (2)
Income from continuing operations	$1.89		$0.87		$1.02	117.2%
Net loss from discontinued operations	—		(0.00)		0.00	n/m
Net income	1.89		0.87		1.02	117.2%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$1.89		$0.86		$1.03	119.8%

Diluted earnings per share: (2)
Income from continuing operations	$1.89		$0.87		$1.02	117.2%
Net loss from discontinued operations	—		(0.00)		0.00	n/m
Net income	1.89		0.87		1.02	117.2%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$1.89		$0.86		$1.03	119.8%

Weighted average common shares outstanding:
Basic	301,805		305,123		(3,318)	(1.1%)
Diluted	302,609		305,477		(2,868)	(0.9%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$328,700	$312,154
Receivables, net	1,225,735	1,073,389
Inventories	2,394,147	2,414,612
Prepaid expenses and other current assets	219,952	233,877
Total current assets	4,168,534	4,034,032
Property, plant and equipment, net	1,207,156	1,248,703
Operating lease assets, net	1,368,143	1,353,124
Intangible assets:
Goodwill	4,568,087	4,591,569
Other intangibles, net	768,471	814,219
Equity method investments	168,467	155,224
Other noncurrent assets	189,201	163,662
Total assets	$12,438,059	$12,360,533
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,191,250	$932,406
Accrued expenses:
Accrued payroll-related liabilities	214,288	208,718
Refund liability	106,331	102,148
Other accrued expenses	363,891	334,890
Other current liabilities	110,500	130,021
Current portion of operating lease liabilities	201,071	221,811
Current portion of long-term obligations	90,825	58,497
Total current liabilities	2,278,156	1,988,491
Long-term operating lease liabilities, excluding current portion	1,215,279	1,197,963
Long-term obligations, excluding current portion	2,360,685	2,812,641
Deferred income taxes	285,426	291,421
Other noncurrent liabilities	380,427	374,640
Commitments and contingencies
Redeemable noncontrolling interest	24,077	24,077
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 321,260,012 shares issued and 296,287,913 shares outstanding at June 30, 2021; 320,867,602 shares issued and 303,553,000 shares outstanding at December 31, 2020	3,212	3,208
Additional paid-in capital	1,458,993	1,444,584
Retained earnings	5,346,577	4,776,040
Accumulated other comprehensive loss	(101,090)	(99,009)
Treasury stock, at cost; 24,972,099 shares at June 30, 2021 and 17,314,602 shares at December 31, 2020	(829,768)	(469,105)
Total Company stockholders’ equity	5,877,924	5,655,718
Noncontrolling interest	16,085	15,582
Total stockholders’ equity	5,894,009	5,671,300
Total liabilities and stockholders’ equity	$12,438,059	$12,360,533

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$571,340	$264,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142,340	144,309
Stock-based compensation expense	16,793	15,763
Loss on debt extinguishment	23,564	12,751
Other	(24,516)	(1,318)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(161,334)	(5,111)
Inventories	7,284	445,493
Prepaid income taxes/income taxes payable	(18,800)	84,125
Accounts payable	284,472	(172,140)
Other operating assets and liabilities	91,947	124,431
Net cash provided by operating activities	933,090	913,052
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(87,854)	(77,301)
Proceeds from disposals of property, plant and equipment	11,820	6,110
Acquisitions, net of cash acquired	(29,480)	(5,465)
Other investing activities, net	(3,502)	685
Net cash used in investing activities	(109,016)	(75,971)
CASH FLOWS FROM FINANCING ACTIVITIES:
Early-redemption premium	(16,014)	(9,498)
Repayment of Euro Notes (2026)	(883,275)	—
Repayment of U.S. Notes (2023)	—	(600,000)
Borrowings under revolving credit facilities	3,613,568	494,485
Repayments under revolving credit facilities	(2,792,867)	(601,480)
Repayments under term loans	(323,750)	(8,750)
Borrowings under receivables securitization facility	—	111,300
Repayments under receivables securitization facility	—	(111,300)
Borrowings (repayments) of other debt, net	39,533	(66,073)
Settlement of derivative instruments, net	(88,743)	—
Purchase of treasury stock	(343,830)	(88,006)
Other financing activities, net	(13,329)	(10,832)
Net cash used in financing activities	(808,707)	(890,154)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,179	(5,358)
Net increase (decrease) in cash, cash equivalents and restricted cash	16,546	(58,431)
Cash, cash equivalents and restricted cash of continuing operations, beginning of period	312,154	528,387
Add: Cash, cash equivalents and restricted cash of discontinued operations, beginning of period	—	6,470
Cash, cash equivalents and restricted cash of continuing and discontinued operations, beginning of period	312,154	534,857
Cash, cash equivalents and restricted cash, end of period	$328,700	$476,426

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	June 30,
	2021	2020	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,077,171	$892,826	$184,345	20.6%
Europe	1,569,697	1,206,330	363,367	30.1%
Specialty	531,403	404,002	127,401	31.5%
Parts and services	3,178,271	2,503,158	675,113	27.0%
Other	256,843	123,165	133,678	108.5%
Total	$3,435,114	$2,626,323	$808,791	30.8%

Revenue changes by category for the three months ended June 30, 2021 vs. 2020:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	19.7%	0.2%	0.7%	20.6%
Europe	20.7%	(0.9%)	10.3%	30.1%
Specialty	30.1%	0.4%	1.1%	31.5%
Parts and services	21.9%	(0.3%)	5.4%	27.0%
Other	108.0%	0.0%	0.5%	108.5%
Total	25.9%	(0.3%)	5.2%	30.8%

The following unaudited tables compare certain third party revenue categories:

	Six Months Ended
	June 30,
	2021	2020	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$2,095,608	$2,000,168	$95,440	4.8%
Europe	3,025,067	2,564,299	460,768	18.0%
Specialty	989,362	751,408	237,954	31.7%
Parts and services	6,110,037	5,315,875	794,162	14.9%
Other	495,863	311,383	184,480	59.2%
Total	$6,605,900	$5,627,258	$978,642	17.4%

Revenue changes by category for the six months ended June 30, 2021 vs. 2020:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	4.1%	0.1%	0.5%	4.8%
Europe	9.9%	(1.2%)	9.2%	18.0%
Specialty	30.5%	0.4%	0.8%	31.7%
Parts and services	10.6%	(0.5%)	4.8%	14.9%
Other	58.8%	0.0%	0.4%	59.2%
Total	13.3%	(0.4%)	4.5%	17.4%

(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at prior period exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Six Months Ended
	June 30, 2021		June 30, 2021
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	27.0%	30.1%	14.9%	18.0%
Less: Currency impact	5.4%	10.3%	4.8%	9.2%
Revenue growth at constant currency	21.6%	19.8%	10.1%	8.8%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021		2020		2021		2020
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,327,694		$1,011,395		$2,577,387		$2,301,590
Europe	1,576,661		1,211,185		3,040,114		2,574,779
Specialty	532,279		404,874		991,218		753,456
Eliminations	(1,520)		(1,131)		(2,819)		(2,567)
Total revenue	$3,435,114		$2,626,323		$6,605,900		$5,627,258
Segment EBITDA
North America	$276,186	20.8%	$149,554	14.8%	$525,353	20.4%	$360,992	15.7%
Europe	168,106	10.7%	89,387	7.4%	309,064	10.2%	167,649	6.5%
Specialty	79,399	14.9%	52,233	12.9%	140,881	14.2%	84,465	11.2%
Total Segment EBITDA	$523,691	15.2%	$291,174	11.1%	$975,298	14.8%	$613,106	10.9%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment mark to market adjustments; and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
(In thousands)
Net income	$305,008	$118,770	$571,340	$264,749
Less: net income (loss) attributable to continuing noncontrolling interest	384	(22)	803	718
Less: net income attributable to discontinued noncontrolling interest	—	—	—	103
Net income attributable to LKQ stockholders	304,624	118,792	570,537	263,928
Subtract:
Net income (loss) from discontinued operations	—	277	—	(638)
Net income attributable to discontinued noncontrolling interest	—	—	—	(103)
Net income from continuing operations attributable to LKQ stockholders	304,624	118,515	570,537	264,669
Add:
Depreciation and amortization	64,896	65,747	130,697	131,242
Depreciation and amortization - cost of goods sold	5,649	4,010	11,264	9,095
Depreciation and amortization - restructuring expenses (1)	198	3,173	379	3,972
Interest expense, net of interest income	16,172	25,616	40,351	51,547
Loss on debt extinguishment	23,564	—	23,564	12,751
Provision for income taxes	107,719	41,869	200,688	102,280
EBITDA	522,822	258,930	977,480	575,556
Subtract:
Equity in earnings (losses) of unconsolidated subsidiaries	3,478	(2,649)	9,297	(2,133)
Equity investment mark to market adjustments	1,061	—	5,800	—
Add:
Restructuring and acquisition related expenses (1)	4,871	21,777	12,575	27,948
Restructuring expenses - cost of goods sold	—	5,665	(163)	5,661
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(597)	2,485	(582)	2,236
Change in fair value of contingent consideration liabilities	1,134	(332)	1,085	(428)
Segment EBITDA	$523,691	$291,174	$975,298	$613,106

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	8.9%	4.5%	8.6%	4.7%

EBITDA as a percentage of revenue	15.2%	9.9%	14.8%	10.2%

Segment EBITDA as a percentage of revenue	15.2%	11.1%	14.8%	10.9%

(1) The sum of these two captions represents the total amount that is reported in Restructuring and acquisition related expenses in the Unaudited Condensed Consolidated Statements of Income.

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment mark to market adjustments; and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
(In thousands, except per share data)
Net income	$305,008	$118,770	$571,340	$264,749
Less: net income (loss) attributable to continuing noncontrolling interest	384	(22)	803	718
Less: net income attributable to discontinued noncontrolling interest	—	—	—	103
Net income attributable to LKQ stockholders	304,624	118,792	570,537	263,928
Subtract:
Net income (loss) from discontinued operations	—	277	—	(638)
Net income attributable to discontinued noncontrolling interest	—	—	—	(103)
Net income from continuing operations attributable to LKQ stockholders	304,624	118,515	570,537	264,669
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	19,646	23,903	40,086	48,322
Restructuring and acquisition related expenses	5,069	24,950	12,954	31,920
Restructuring expenses - cost of goods sold	—	5,705	(163)	5,741
Change in fair value of contingent consideration liabilities	1,134	(332)	1,085	(428)
Loss on debt extinguishment	23,564	—	23,564	12,751
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(597)	2,485	(582)	2,236
Excess tax (benefit) expense from stock-based payments	(290)	11	(860)	(701)
Tax effect of adjustments	(13,055)	(13,788)	(20,503)	(26,960)
Adjusted net income from continuing operations attributable to LKQ stockholders	$340,095	$161,449	$626,118	$337,550

Weighted average diluted common shares outstanding	301,467	304,190	302,609	305,477

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$1.01	$0.39	$1.89	$0.87

Adjusted	$1.13	$0.53	$2.07	$1.10

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2021
	Minimum Outlook	Maximum Outlook
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$967	$1,027
Adjustments:
Amortization of acquired intangibles	77	77
Restructuring expenses	28	28
Loss on debt extinguishment	24	24
Other adjustments	(1)	(1)
Tax effect of adjustments	(34)	(34)
Adjusted net income from continuing operations attributable to LKQ stockholders	$1,061	$1,121

Weighted average diluted common shares outstanding	299	299

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$3.23	$3.43
Non-GAAP (Adjusted)	$3.55	$3.75

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial outlook. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2021, restructuring expenses under previously announced plans, the loss on debt extinguishment related to the April 1, 2021 redemption of the Euro Notes 2026 and the related tax effect; we included for all other components the amounts incurred through June 30, 2021.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
(In thousands)
Net cash provided by operating activities	$410,578	$718,489	$933,090	$913,052
Less: purchases of property, plant and equipment	46,075	32,763	87,854	77,301
Free cash flow	$364,503	$685,726	$845,236	$835,751

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

The following unaudited table reconciles Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow:

	Forecasted
	Fiscal Year 2021
	Minimum Outlook	Maximum Outlook
(In thousands)
Net cash provided by operating activities	$1,185,000	$1,310,000
Less: purchases of property, plant and equipment	235,000	260,000
Free cash flow	$950,000	$1,050,000

We have presented forecasted free cash flow in our financial outlook. Refer to the paragraph above for details on the calculation of free cash flow.

The following unaudited tables reconcile Gross Margin to Adjusted Gross Margin:

Consolidated Adjusted Gross Margin	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
(In thousands)
Gross margin	$1,415,709	$1,011,004	$2,709,423	$2,224,880
Add: Restructuring expenses - cost of goods sold	—	5,705	(163)	5,741
Adjusted gross margin	$1,415,709	$1,016,709	$2,709,260	$2,230,621

Gross margin %	41.2%	38.5%	41.0%	39.5%

Adjusted gross margin %	41.2%	38.7%	41.0%	39.6%

North America Adjusted Gross Margin	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
(In thousands)
Gross margin	$651,182	$453,733	$1,250,674	$1,065,347
Add: Restructuring expenses - cost of goods sold	—	3,082	(163)	3,118
Adjusted gross margin	$651,182	$456,815	$1,250,511	$1,068,465

Gross margin %	49.0%	44.9%	48.5%	46.3%

Adjusted gross margin %	49.0%	45.2%	48.5%	46.4%

Europe Adjusted Gross Margin	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
(In thousands)
Gross margin	$605,324	$445,223	$1,167,326	$952,470
Add: Restructuring expenses - cost of goods sold	—	2,623	—	2,623
Adjusted gross margin	$605,324	$447,846	$1,167,326	$955,093

Gross margin %	38.4%	36.8%	38.4%	37.0%

Adjusted gross margin %	38.4%	37.0%	38.4%	37.1%

We have presented adjusted gross margin solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate the operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We calculate adjusted gross margin as gross margin plus restructuring expenses recorded in cost of goods sold. We believe adjusted gross margin provides insight into our operating performance and provides useful information to management and investors concerning our gross margins. We believe adjusted gross margin is used by investors, securities analysts and other interested parties in evaluating the operating performance of other companies, many of which present adjusted gross margin when reporting their results. Adjusted gross margin should not be construed as an alternative to gross margin, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report adjusted gross margin information calculate adjusted gross margin in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Total Debt to Net Debt:

	June 30, 2021	December 31, 2020
(In thousands)
Current portion of long-term obligations	$90,825	$58,497
Long-term obligations, excluding current portion	2,360,685	2,812,641
Total debt, net of debt issuance costs	2,451,510	2,871,138
Add: Debt issuance costs	14,630	25,538
Total debt	2,466,140	2,896,676
Less: Cash and cash equivalents	328,700	312,154
Net debt	$2,137,440	$2,584,522
We have presented net debt solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity and financial position. We calculate net debt as total debt less cash and cash equivalents. We believe net debt provides insight into our liquidity and provides useful information to management and investors concerning our financial position. We believe net debt is used by investors, securities analysts and other interested parties in evaluating the liquidity and financial position of other companies, many of which present net debt when reporting their results. Net debt should not be construed as an alternative to total debt, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report net debt information calculate net debt in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.